CLOSING STATEMENT

PROPERTY: STOCK OF TELECORP PRODUCTS, INC.

SELLER: TROY HOLDINGS INTERNATIONAL, INC.

PURCHASER: EPAZZ, INC.

CLOSING DATE: FEBRUARY 28, 2014

	Purchaser Credits	Seller Credits
Purchase Price		$320,000.00
Deposit	$ 25,000.00	
Note	$120,000.00	
Cash at Closing	$175,000.00	
	$320,000.00	$320,000.00

APPROVED:

EPAZZ, INC.

By: [signature]
Shaun Passley, President

TROY HOLDINGS INTERNATIONAL, INC.

By: ____________________
Its: ____________________